                                                             EXHIBIT (e)(3)



                                                  Date:_________________________



          RE:  CONTINUOUS OFFERING OF HEARTLAND FUNDS
               SELECTED DEALER LETTER AGREEMENT


Ladies and Gentlemen:

     Heartland Advisors, Inc. ("Company"), as the Distributor of the shares of each series of Heartland Group, Inc. identified on Schedule A attached hereto and any other series offered from time to time by Heartland Group, Inc. to which the terms of this Agreement may be extended as provided herein (collectively, the "Funds"), understands that you are a member in good standing of the National Association of Securities Dealers, Inc. (your signature below constitutes a representa tion of such membership in good standing) and, on the basis of such understanding, invites you to become a Selected Dealer to distribute any or all shares of these Funds on the following terms:

     1. You and ourselves agree to abide by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. Your expulsion or suspension from the NASD will automatically terminate this Agreement without notice. Company may terminate this Agreement at any time upon notice either in its entirety or with respect to any one or more of the Funds.

     2. Orders for shares received from you and accepted by us will be at the public offering price applicable to each order, as established by the then effective prospectus of each Fund. The procedure relating to the handling of orders shall be subject to instructions which we will forward from time to time to all Selected Dealers. All orders are subject to acceptance by us at 790 North Milwaukee Street, Milwaukee, Wisconsin 53202, Attention: Patrick J. Retzer, Vice President and Treasurer, and we reserve the right in our sole discretion to reject any order. We also reserve the right to establish minimum orders for individual purchasers as well as for Selected Dealers.

________, 19__
Page 2


     3. Selected Dealers will not be compensated by the Company for sales of shares of a Fund where the prospectus, including any applicable supplements, relating to the particular Fund provides that the shares will be offered to the public without a sales load. The Company reserves the right to increase, decrease or discontinue payment of compensation to Selected Dealers at any time in its sole discretion upon written notice to you.

     4. You agree that your transactions in shares of the Funds will be limited to the purchase of shares from us for resale to your customers at the public offering price then in effect or for your own bona fide investment and to repurchases which are made in accordance with the procedures set forth in the then current prospectus of the relevant Fund.

     5. Except for sales pursuant to plans established by the Funds with an agent and providing for the periodic investment of new monies, orders will not be accepted for less than the minimum number of shares or dollar amounts set forth in the then current prospectus of the relevant Fund.

     6. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

     7. You agree to sell shares only to your customers at the applicable public offering price or to the Funds or us as Distributor for the Funds at net asset value, in each case determined as set forth in the current prospectus of the relevant Fund.

     8. Where a front-end sales charge applies to the purchase of a Fund's shares, an investor will be entitled to a reduction in the sales charge on purchases made under a letter of intent in accordance with the current prospectus of the relevant Fund. In such a case, your dealer's concession will be paid based upon the reduced sales charge, but adjustment to a higher dealer's concession will thereafter be made to reflect actual purchases by the investor if he should fail to fulfill his letter of intent.

     9. Settlement shall be made within three business days after our acceptance of the order. If payment is not so received or made, we reserve the right forthwith to cancel the sale, or, at our option, to sell the shares at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to any Fund or to us from your failure to make payments as aforesaid.

________, 19__
Page 3


     10. If any shares sold to you under the terms of this Agreement are redeemed by a Fund or repurchased for the account of a Fund or are tendered to a Fund for redemption or repurchase within seven business days after the date of our confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of any dealer concession allowed or commission paid to you on the original sale, and we agree to pay the amount of any such dealer concession to the Fund when received by us. We also agree to pay to the Fund the amount of our share of any front-end sales charge on the original sale of such shares.

     11. If any shares are repurchased from you by a Fund, or by us for the account of a Fund, such shares shall be tendered in good order within ten business days. If shares are not tendered within such time period the right is reserved to cancel, at any subsequent time, the repurchase order, or, at our option, to re-acquire such number of shares at the net asset value next computed, in which latter case you will agree to be responsible for any loss resulting from your failure to deliver such shares.

     12.  All sales will be subject to receipt of shares by us from the Fund.
We reserve the right in our discretion without notice to you to suspend sales or withdraw any offering of shares entirely or with respect to one or more Funds, or to change the public offering prices, sales charges and dealer concessions as provided in the prospectuses. We further reserve the right upon written notice to you to amend this Agreement to include one or more additional Funds, to exclude from this Agreement one or more Funds then covered by this Agreement, to increase or decrease the amount of any commissions to be paid to you by us on the sale of shares of any of the Funds, or otherwise to amend or cancel this Agreement. You agree that any order to purchase shares of a Fund placed by you after your receipt of a revised or supplemented prospectus relating to such Fund and reflecting any such amendment, or your receipt of written notice of any such amendment, as the case may be, shall constitute your agreement to such amendment. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

     13. No person is authorized to make any representation concerning any Fund or its shares except those contained in its effective prospectus and any such information as may be officially designated as information supplemental to the prospectus. In purchasing shares from us you shall rely solely on the representations contained in the relevant Fund's effective prospectus and sup plemental information above mentioned.

     14. We will supply to Selected Dealers additional copies of the then effective prospectus for each Fund in reasonable quantities upon request. All expenses incurred in connection with your activities under this Agreement shall be borne by you.

     15. In no transaction shall you have any authority whatsoever to act as agent of a Fund or of us or of any other Selected Dealer and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. Except as otherwise

________, 19__
Page 4


indicated herein, all transactions in these shares between you and us are as principal, each for his own account. This Agreement shall not be assignable by you.

     16. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the NASD. Any notice to Company shall be sent to 790 North Milwaukee Street, Milwaukee, Wisconsin 53201,
Attention: Patrick J. Retzer, Vice President and Treasurer.

     17. This Agreement shall become effective on the date accepted by you, as reflected on the signature page hereof. This Agreement constitutes the entire agreement between Company and the undersigned Selected Dealer and supersedes all prior oral or written agreements between the parties hereto. This Agreement may be amended as described in Section 12 above.

Sincerely,

HEARTLAND ADVISORS, INC.



William J. Nasgovitz, President


The undersigned has caused this Agreement to be executed by its duly authorized officer as of this ___ day of ______________, 19___, to evidence its acceptance of your invitation to become a selected dealer and agrees to abide by the foregoing terms and conditions.


___________________________________
     (Selected Dealer)


By: _______________________________
     (Authorized Signature)

                                   SCHEDULE A



     The Selected Dealer Letter Agreement to which this Schedule A is attached shall be deemed to extend to and include the shares of the following series of Heartland Group, Inc.:

     1.   Heartland Value Fund
     2.   Heartland Value Plus Fund
     3.   Heartland Mid Cap Value Fund
     4.   Heartland Large Cap Value Fund
     5.   Heartland U.S. Government Securities Fund
     6.   Heartland Wisconsin Tax Free Fund
     7.   Heartland Short Duration High-Yield Municipal Fund
     8.   Heartland High-Yield Municipal Bond Fund